Exhibit 21.1

ENBRIDGE ENERGY PARTNERS, L.P.

Subsidiaries of the Registrant

Company Name	State of Incorporation/ Formation/Organization
Dufour Petroleum, L.P.	Delaware
Enbridge Energy, Limited Partnership	Delaware
Enbridge Energy Marketing, L.L.C.	Delaware
Enbridge G & P (East Texas) L.P.	Texas
Enbridge G & P (North Texas) L.P.	Texas
Enbridge G & P (Oklahoma) L.P.	Texas
Enbridge Gathering (North Texas) L.P.	Texas
Enbridge Holdings (Texas Systems) L.L.C.	Delaware
Enbridge Liquids Marketing (North Texas) L.P.	Delaware
Enbridge Marketing (North Texas) L.P.	Delaware
Enbridge Marketing (U.S.) L.L.C.	Delaware
Enbridge Marketing (U.S.) L.P.	Texas
Enbridge Midcoast Energy, L.P.	Texas
Enbridge Midcoast Holdings, L.L.C.	Delaware
Enbridge Partners Risk Management, L.P.	Delaware
Enbridge Pipelines (Bakken) L.L.C.	Delaware
Enbridge Pipelines (Bakken) L.P.	Delaware
Enbridge Pipelines (East Texas) L.P.	Texas
Enbridge Pipelines (Lakehead) L.L.C.	Delaware
Enbridge Pipelines (Louisiana Liquids) L.L.C.	Delaware
Enbridge Pipelines (North Dakota) LLC	Delaware
Enbridge Pipelines (North Texas) L.P.	Texas
Enbridge Pipelines (Oklahoma Transmission) L.L.C.	Delaware
Enbridge Pipelines (Ozark) L.L.C.	Delaware
Enbridge Pipelines (Texas Gathering) L.P.	Delaware
Enbridge Pipelines (Texas Intrastate) L.P.	Texas
Enbridge Pipelines (Texas Liquids) L.P.	Texas
Enbridge Pipelines (Wisconsin) Inc.	Wisconsin
H&W Pipeline, L.L.C.	Alabama
Texas Express Gathering LLC	Delaware
Tri-State Holdings, LLC	Michigan